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                                                                    Exhibit 99.1





                           AVALONBAY COMMUNITIES, INC.
                        2900 Eisenhower Avenue, Suite 300
                              Alexandria, VA 22314




                                 March 28, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

        Re: Confirmation of Arthur Andersen Representations Pursuant to Temporary Note 3T

Ladies and Gentlemen:

        Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, this letter confirms that AvalonBay Communities, Inc. has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 11-K to which this letter is filed as an exhibit, a representation letter dated March 28, 2002 addressed to the company in which Arthur Andersen LLP stated in full as follows:

        "We have audited the financial statements of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan as amended and restated as of December 31, 2001 and for the year then ended and have issued our report thereon dated March 25, 2002. We represent that this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit."

                                Very truly yours,

                                AVALONBAY COMMUNITIES, INC.


                                By: /s/ Edward M. Schulman
                                    ----------------------
                                Name: Edward M. Schulman
                                Title: Vice President - General Counsel